Exhibit 99.1

Piedmont Natural Gas Initiates 2006 Earnings Guidance

CHARLOTTE, N.C., November 3, 2005 /PRNewswire-FirstCall/ — Charlotte-based Piedmont Natural Gas (NYSE: PNY) is initiating its earnings guidance for fiscal year 2006 in the range of $1.20 to $1.35 per diluted share.

Piedmont’s guidance includes management’s assessment of market conditions in the natural gas industry, including the disruptive impact of Hurricanes Katrina and Rita on domestic natural gas supply and the resulting substantial increase in wholesale natural gas prices. Management believes the substantial increase in the wholesale cost of gas will, among other things, increase the cost of financing accounts receivable and storage inventories, increase the cost of its communication programs with key stakeholders, increase conservation by core customers thus reducing natural gas consumption, increase competitive fuel switching by large volume customers and increase bad debt expense. Management estimates these negative impacts could range from $.08 to $.10 per share for fiscal year 2006. The Company’s earnings guidance also includes the impact of favorable base rate adjustments in two of its jurisdictions effective November 1, 2005, and reflects a utility capital budget of $181 million.

Piedmont is proactively working to help its customers manage their higher natural gas heating bills this winter. The Company is urging customers to enroll in its Equal Payment Plan, adopt energy conservation measures, and learn more about low-income heating-assistance programs. Piedmont has recently launched NaturalGasAnswers.com, a user friendly website designed to help educate customers and provide useful tools to lessen the impact of higher natural gas bills. The Company is also urging its customers to join its governmental advocacy efforts for increased Low-Income Home Energy Assistance Program (LIHEAP) funding this winter and access to more domestic and foreign supplies to bring the price of natural gas down to more affordable levels.

Forward-Looking Statement

This press release contains forward-looking statements. These statements are based on management’s current expectations and information currently available and are believed to be reasonable and are made in good faith. However, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements. Factors that may make the actual results differ from anticipated results include, but are not limited to, economic conditions, competition from other providers of similar products and other uncertainties, all of which are difficult to predict and some of which are beyond our control. For these reasons, you should not rely on these forward-looking statements when making investment decisions. The words “expect,” “believe,” “project,” “anticipate,” “intend,” “should,” “could”, “will” and variations of such words and similar expressions are intended to identify forward-looking statements. We do not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise. More information about the risks and uncertainties relating to these forward-looking statements may be found in Piedmont’s filings with the SEC on Forms 10-K and Forms 10-Q, which are available on the SEC’s website at http://www.sec.gov.

Media Contact: David L. Trusty of Piedmont Natural Gas (704) 731-4391, (704) 507-6393 or david.trusty@piedmontng.com

Investor Contact: Headen B. Thomas of Piedmont Natural Gas (704) 731-4438, (704) 807-6068 or headen.thomas@piedmontng.com

Agency Contact: David Coburn, LGA Inc. (704) 552-6565, (704) 906-9372 or coburn@lgapr.com

About Piedmont Natural Gas

Piedmont Natural Gas (NYSE:PNY) is an energy services company primarily engaged in the distribution of natural gas to 960,000 residential, commercial and industrial utility customers in North Carolina, South Carolina and Tennessee, including 60,000 customers served by municipalities who are wholesale customers. Its subsidiaries are invested in joint venture, energy-related businesses, including unregulated retail natural gas marketing, interstate natural gas storage and intrastate natural gas transportation. More information about Piedmont Natural Gas is available on the Internet at www.piedmontng.com.

SOURCE Piedmont Natural Gas Company